EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Servicer No. 1"), Bank of America, National Association, as master servicer ("Servicer No. 2"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee").

  Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

  I, Alec Burger, the senior officer in charge of securitization of the Depositor, hereby certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of GE Commercial Mortgage Corporation, Series 2007-C1 Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the compliance review conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicers, the Special Servicer, and the Reporting Sub-Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement, and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association as master servicer, Bank of America, National Association as sub-servicer to KeyCorp Real Estate Capital
    Markets, Inc., Bank of America, National Association as master servicer for the Skyline Portfolio loan and the Pacific Shores loan, Capmark
    Finance Inc. as master servicer for the Americold Portfolio loan, Capmark Finance Inc. as primary servicer for the Americold Portfolio loan, CWCapital Asset Management LLC as special servicer for the Four Seasons Resort Maui loan, First American Commercial Real Estate Services, Inc. as servicing function participant to Wachovia Bank, National Association, Global Realty Outsourcing, Inc. as servicing function participant to Wachovia Bank, National Association, KeyCorp Real Estate Capital Markets, Inc. as master servicer, LaSalle Bank, National
    Association as custodian for the Skyline Portfolio loan, LaSalle Bank, National Association as trustee for the Skyline Portfolio loan, LNR Partners, Inc. as special servicer, LNR Partners, Inc. as special servicer for the Americold Portfolio loan, LNR Partners, Inc. as special servicer for the Four Seasons Resort Maui loan, LNR Partners, Inc. as special servicer for the Mall of America loan, LNR Partners, Inc. as special servicer for the Skyline Portfolio loan and the Pacific Shores loan, Midland Loan Services, Inc. as master servicer for the Mall of America loan, Wachovia Bank, National Association as sub-servicer to KeyCorp Real
    Estate Capital Markets, Inc., Wachovia Bank, National Association as master servicer for the Four Seasons Resort Maui loan, Wells Fargo Bank,
     N.A. as trustee and Wells Fargo Bank, N.A. as custodian.

    Dated:   March 28, 2008


    /s/ Alec Burger
    Signature

    President and Chief Executive Officer
    (senior officer in charge of securitization of the Depositor)